                              SCHEDULE 14A
                             (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14a INFORMATION
        Proxy Statement Pursuant to Section 14(a) of Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   X
                         ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

     Preliminary Proxy Statement
---
     Confidential, for use of the Commission Only (as permitted
---  by Rule 14a-6(c)(2))

 X   Definitive Proxy Statement
---
     Definitive Additional Materials
---
     Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12
---
                     Morgan Keegan, Inc.
-----------------------------------------------------------------------
         (Name of Registrant as Specified In The Charter)

-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement,if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X   No fee required
---
     Fee computed on table below per Exchange Act Rules 14a-6(i)(l)
---  and 0-11.

(1) Title of each class of securities to which transaction applies:

          --------------------------------------
(2) Aggregate number of securities to which transaction applies:

          --------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------


     (5)  Total fee paid:

          --------------------------------------

     Fee paid previously with preliminary materials:
---
     ---------------------------------------------------------------
     Check box if any part of the fee is offset as provided by --- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount Previously Paid:

          ---------------------------

(2) Form, Schedule or Registration Statement No.:

          ---------------------------

(3) Filing Party:

          ---------------------------

(4) Date Filed:

          ---------------------------

                         MORGAN KEEGAN, INC.

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON NOVEMBER 23, 1999

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Shareholders Of Morgan Keegan, Inc. (the "Annual Meeting") will be held at the offices of Morgan Keegan, Inc. (the "Company"), Twenty-First Floor, Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee 38103 on Tuesday, November 23, 1999, at 10:00 a.m., local time, for the following purpose:

1. To elect directors to serve for the ensuing year or until their successors have been duly elected and qualified;

  Only shareholders of the Company of record as of the close of business on October 1, 1999, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

  There is enclosed, as a part of this Notice, a Proxy Statement which Contains further information regarding the meeting and the above proposal.

                               BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Joseph C. Weller
                                            ----------------------------
                                            JOSEPH C. WELLER
                                            Secretary

October 15, 1999

                           IMPORTANT

        Shareholders who do not expect to attend the meeting are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Share-holders who attend the meeting may vote in person even if they have already sent in a proxy.

                              MORGAN KEEGAN, INC.
                                PROXY STATEMENT
                             GENERAL INFORMATION

  THIS PROXY STATEMENT is provided in connection with the solicitation
Of proxies by the Board of Directors of Morgan Keegan, Inc. (the "Company") for use at the annual meeting of shareholders to be held at the offices of Morgan Keegan, Inc., 21st floor Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee 38103 at 10:00 a.m, local time, on November 23, 1999, (the "Annual Meeting") and any adjournment thereof. The mailing address of the principal executive offices of the Company is Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee 38103. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about October 15, 1999.


The Proxy

     The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph, telecopier or personally by officers and employees of the Company, will be borne by the Company. The annual report of the Company for the year ended July 31, 1999 is being mailed with the Proxy Statement to Shareholders entitled to vote at the meeting. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company prior to the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form, or, if no specification is made, it will be voted in accordance with the terms thereof.

     Common Shares represented by properly executed proxies, unless Previously revoked, will be voted in accordance with the instructions on such proxies. If no instruction is indicated on the proxy, the named holders of the proxies will vote such common shares FOR all director nominees named in this Proxy Statement. The named holders of proxies also will use their discretion in voting the Common Shares in connection with any other business that properly may come before the Annual Meeting.


Voting Rights

     Each outstanding share is entitled to one vote. Only shareholders of record at the close of business on October 1, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the close of business on October 1, 1999, the Company had outstanding 29,669,553 shares of common stock $.625 par value per share (the "Common Shares"). Of the total number of outstanding Common Shares on October 1, 1999, the Directors and Executive Officers of the Company, consisting of eleven persons, owned 7,160,559 shares comprising 24.1% of the total.

                              REQUIRED VOTE

  Approval of each matter submitted to the Shareholders of the Company for a vote at the Annual Meeting will require the affirmative vote of a plurality of the Common Shares voting at the Annual Meeting in person or by proxy.


                OWNERSHIP OF THE COMPANY'S COMMON SHARES

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of October 1, 1999, Regarding each person known to the Company to be the beneficial owner of more than five percent of its Common Shares:


NAME AND ADDRESS            AMOUNT AND NATURE
 OF BENEFICIAL                OF BENEFICIAL        PERCENT OF CLASS(1)
    OWNER                       OWNERSHIP

Allen B. Morgan, Jr.            3,495,788(2)                 11.8%
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103

Joseph C. Weller                1,587,928                     5.3%
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103
____________________________

(1) Based on 29,669,553 Common Shares outstanding at October 1, 1999. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and include voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options or other rights to acquire Common Stock, currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 1999 are deemed outstanding and to be beneficially owned by the person holding such option or other right for purposes for computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse and subject to applicable community property laws, or indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Excludes 84,145 shares owned by Mr. Morgan's spouse and 70,000 owned by Mr. Morgan's children's trust over which shares Mr. Morgan has no voting power or investment power and in which Mr. Morgan disclaims any beneficial ownership. Includes 95,872 shares held by Mr. Morgan as custodian or Trustee for his minor children over which shares Mr. Morgan has sole voting power and investment power.

Security Ownership of Management

  The following table sets forth the beneficial ownership of the Company's Common Shares as of October 1, 1999 by (i) each director,
(ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and Executive Officers as a group:


   NAME OF                   AMOUNT AND NATURE
BENEFICIAL OWNER               OF BENEFICIAL       PERCENT OF CLASS(1)
                                 OWNERSHIP
Kenneth F. Clark, Jr.           108,000(2)                 *

Douglas Edwards                 467,573(6)               1.6%

James H. Ganier                 244,143(7)                 *

James E. Harwood                 92,183(8)                 *

Allen B. Morgan, Jr.          3,495,788(3)              11.8%

Harry J. Phillips, Sr.           34,500(9)                 *

Donald Ratajczak, Ph.D.         106,248(2)                 *

Robert M. Solmson                 5,000                    *

John W. Stokes, Jr.           1,013,196(4)               3.4%

Joseph C. Weller              1,587,928(5)               5.3%

Spence L. Wilson                  6,000                    *


All Director, Nominees and
Executive Officers as a Group
(11 Persons)                                            24.1%
_______________

(1) Based on 29,699,553 Common Shares outstanding at October 1, 1999. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and include voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options or other rights to acquire Common Stock, currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 1999 are deemed outstanding and to be beneficially owned by the person holding such option or other right for purposes for computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse and subject to applicable community property laws, or indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

                                       3


(2) Includes option to purchase 54,000 shares pursuant to the Company's 1991 Directors Stock Option Plan which have not been exercised.

(3) Excludes 84,145 shares owned by Mr. Morgan's spouse and 70,000 in his children's trust over which shares Mr. Morgan has no voting power or investment power and in which Mr. Morgan disclaims any beneficial ownership. Includes 95,872 shares held by Mr. Morgan as custodian or Trustee for his minor children over which shares Mr. Morgan has sole voting power and investment power.

(4)  Includes 30,000 shares owned of record by Mr. Stokes' spouse.

(5)  Includes 67,500 shares owned of record by Mr. Weller's spouse.

(6)  Includes 6,988 shares owned of record by Mr. Edward's spouse.

(7)  Includes 60,000 shares owned of record by Mr. Ganier's spouse.

(8) Includes option to purchase 40,500 shares pursuant to the Company's 1991 Directors Stock Option Plan which have not been exercised.

(9) Includes options to purchase 27,000 shares pursuant to the Company's 1991 Directors Stock Option Plan which have not been exercised.

*    Represents less than one 1% of total outstanding Common Shares.

                               (Proposal No.1)

                             Election of Directors

Committees and Meetings of the Board of Directors

  The business of the Company is under the general management of its Board of Directors as provided by the Company's by-laws and the laws of Tennessee, the Company's state of incorporation. The Board of Directors meets quarterly during the Company's fiscal year. There are presently eight directors. The Board of Directors held four meetings during fiscal 1999, and each director attended at least three of the four meetings.

  The Company has an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee. The entire Board of Directors serves in the capacity of a Nominating Committee. The Board of Directors will accept recommendations for director nominations from shareholders, and shareholders wishing to propose such nominees for consideration should write to Joseph C. Weller, Secretary, at the principal executive office of the Company.

  The Company has a standing Audit Committee of its Board of Directors composed entirely of directors ("Independent Directors") who are not officers or employees of the Company or Morgan Keegan & Company, Inc. (the "Brokerage Company"). During fiscal 1999, the Audit Committee consisted of Robert M. Solmson, Dr. Donald Ratajczak, and James E. Harwood. The Audit Committee's function is to determine that the Company's assets are properly accounted for and safeguarded and that adequate operating, accounting and financial controls, consistent with Company policy, regulatory requirements and accepted accounting practice are in existence and adequately functioning. The Audit Committee also may make recommendations to the Board of Directors concerning the engagement of independent accountants to audit the books, records and accounts of the Company and its subsidiaries. The Audit Committee met four times during the past fiscal year and each Audit Committee member attended at least three of the four meetings.

  The Compensation Committee of the Board of Directors is composed of Messrs. Clark, Ratajczak and Phillips, all of whom are non-employee directors of the Company. The Compensation Committee met one time during the past fiscal year and each Compensation Committee member attended the meeting. The Compensation Committee determines the compensation for all the Executive Officers.

Compensation of Directors

  Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration as directors. Independent
Directors receive an annual retainer of $6,000, fees of $1,500 for each board meeting, and $500 for each committee meeting attended, and are annually granted options to acquire up to 13,500 Common
Shares pursuant to the Company's 1991 Directors Stock Option
Plan.

Nominees for Directors

  The Company's bylaws provide for the election of all directors on an annual basis. The Board of Directors proposes to nominate the following ten individuals, each of whom is currently a director of the Company, for election to serve as directors of the Company for the ensuing fiscal year.

---------------------------------------------------------------------
KENNETH F. CLARK, JR., 72, is Counsel to the law firm of Wyatt, Tarrant & Combs, a position held since October 1, 1995. From September 1, 1994 to October 1, 1995, Mr. Clark was a Member of the law firm of McDonnell Dyer, P.L.C. From July 1990 to September 1, 1994, Mr. Clark was a partner in the law firm of McDonnell Boyd. He was a Partner in the law firm of Boone, Wellford, Clark, Langschmidt & Apperson for more than 10 years prior thereto.
Mr. Clark has been a Director of the Company since 1984.

Committees:  Compensation

---------------------------------------------------------------------
G. DOUGLAS EDWARDS, 47, is President of the Fixed Income Capital Markets division of Morgan Keegan and Company, Inc., a position he has held since 1996. Mr. Edwards serves as a Director of the Brokerage Company and is on the Board of Advisors to the SSM Venture Partners
II Fund.


Committees:  None

---------------------------------------------------------------------
JAMES E. HARWOOD, 63, is President of Sterling Equities, Inc., a business planning, capital and management services firm founded in 1991. He was an executive with Schering Plough, Inc., a pharmaceutical and healthcare products company, from 1980 until 1991, and was president of Scholl, Inc., a division of Schering Plough from 1983 until 1987. He was a director and held various executive positions with Conwood Corporation from 1960 until 1980. Mr. Harwood is a director of Union Planters Corporation, SCB Computer Technologies, Inc. and Washington Life Insurance Co. He has been a director of the Company since 1991.


Committees:  Audit

---------------------------------------------------------------------
ALLEN B. MORGAN, JR., 57, is the Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1983.
He has also been Chairman of the Board, Chief Executive Officer, employee and Director of the Brokerage Company since 1969 and was named Chief Operating Officer in 1996. Mr. Morgan is President and a Director of Morgan Keegan Southern Capital Fund and a Director of Catherine's Stores, Inc. (member of Compensation Committee). He has been a Director of the Company since 1983.

Committees:  None

---------------------------------------------------------------------
HARRY J. PHILLIPS, SR., 69, is the former Chairman and Chief Executive Officer of Browning-Ferris Industries, Inc. and is a member of the board of directors of National Commerce Bancorporation, RFS Hotel Investors, Inc. and Buckeye Technologies, Inc.

Committees:  Compensation (Chairman)

---------------------------------------------------------------------
DONALD RATAJCZAK, Ph. D., 56, is the Director of the Economic Forecasting Center at Georgia State University in Atlanta, is a Director of Ruby Tuesday, Inc. and a Trustee of CIM High Yield Fund, positions he has held for several years. He has been a consulting economist to the Company and other businesses for more than five years.
Dr. Ratajczak has been a Director of the Company since 1984.

Committees:  Audit (Chairman)

---------------------------------------------------------------------
ROBERT M. SOLMSON, 52, is Chairman of the Board and Chief Executive Officer of RFS Hotel Investors, Inc., a post he has held since 1993. He was named a Director of the Company in February 1999.

Committees:  Audit

---------------------------------------------------------------------
JOHN W. STOKES, JR., 62, is the Vice President of the Company and Vice Chairman of the Brokerage Company, positions he has held since 1983. He has been an employee and Director of the Brokerage Company since 1970. Mr. Stokes is a director of O'Charley's, Inc. (member of Compensation Committee) and RFS Hotel Investors, Inc. He has been a Director of the Company since 1983.

Committees:  None

-------------------------------------------------------------------------------
JOSEPH C. WELLER, 60, is the Secretary, Treasurer and Chief Financial
Officer of the Company, positions he has held since 1983. He has also been an Executive Vice President and the Treasurer and Chief Financial
Officer, employee and Director of the Brokerage Company since 1969.
Mr. Weller has been a Director of the Company since 1983.

Committees:  None

-------------------------------------------------------------------------------
SPENCE L. WILSON, 57, is President of Kemmons Wilson, Inc. and is a partner in Wilson Hotel Management. He also serves as a Director of Union Planters Corporation. He was named a Director of the Company in February 1999.

Committees:  Compensation

Unless a shareholder specifies otherwise, it is intended that such shareholder's shares will be voted FOR the election of the foregoing nominees to serve as directors until the next annual meeting and until their successors are elected and qualified. If any nominee shall become unavailable or unwilling to serve the Company as a director for any reason, the persons named in the Proxy Form are expected to consult with the management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve as a director of the Company if elected.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF
PROPOSAL NO. 1

Business Relationships Between Company and Nominees

  Mr. Clark is of counsel to the law firm of Wyatt, Tarrant & Combs. The Company and the Brokerage Company have retained Wyatt, Tarrant & Combs during the past fiscal year and propose to retain them during the present fiscal year as special counsel on select matters.

  The Brokerage Company has retained Dr. Ratajczak as a consulting economist to provide consulting services to it and its customers. Dr. Ratajczak was so retained during the past fiscal year, and the Brokerage Company proposes to retain Dr. Ratajczak in such capacity during the current fiscal year.


Certain Indebtedness of Management

  During the period from August 1, 1998 through July 31, 1999, except for indebtedness as margin account customers of the Brokerage Company, no director or executive officer was indebted to the Company in excess of $60,000. The indebtedness of directors and executive officers as margin account customers was as a result of debit balances in margin accounts. Such indebtedness was incurred in transactions which were in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated customers, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                        EXECUTIVE COMPENSATION

  The following table sets forth the compensation for services rendered for each of the Company's last three fiscal years, of the Chief Executive Officer and its other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE
                                                         LONG-TERM COMPENSATION
                             ANNUAL COMPENSATION           AWARDS      PAYOUTS
                                                      ALL
NAME AND                                          RESTRICTED             OTHER
PRINCIPAL      YEAR   SALARY   BONUS(1)  OTHER  STOCK OPTIONS   LTIP   COMPEN-
POSITION              ($)      ($)       ($)   AWARDS(2) /SARs PAYOUTS SATION(8)
                                                 ($)       (#)   (#)     ($)
Allen B.       1999 $130,000 $1,223,401   0   $165,370      0      0    $1,650
Morgan, Jr.,   1998  130,000  1,247,866   0    223,726      0      0     1,600
CEO            1997  130,000  1,070,000   0     84,654(3)   0      0     1,574

John W. Stokes 1999 $110,000 $  903,235   0   $ 80,579      0      0    $1,650
Jr., Vice      1998  110,000    924,408   0    220,595      0      0     1,600
President      1997  110,000  1,067,414   0     63,317(4)   0      0     1,574

Joseph C.      1999 $110,000 $  950,000   0   $131,128      0      0    $1,650
Weller         1998  110,000    950,000   0    176,333      0      0     1,600
Secretary      1997  110,000    869,160   0     53,128(5)   0      0     1,574

James H.       1999 $ 85,000 $  865,000   0   $ 99,358     25,000  0    $1,650
Ganier,(9)     1998   85,000    915,000   0    143,849      0      0     1,600
Managing       1997   85,000    715,000   0     42,912(6)   0      0     1,574
Director of
Brokerage
Company

Douglas        1999 $ 85,000 $1,044,852   0   $ 96,981     25,000  0    $1,650
Edwards,(10)   1998   85,000 $  915,000   0    199,503      0      0     1,600
Managing       1997   85,000    715,000   0     79,237(7)   0      0     1,574
Director of
Brokerage
Company

   (1) Includes commissions earned on brokerage business as registered sales representatives of the Brokerage
       Company.  See "Report of Brokerage Company Compensation
       Committee."

   (2) Excludes dividends paid in respect of restricted stock at the same rate as paid in respect of all outstanding Common
       Shares.

   (3) Mr. Morgan held 30,289 shares of restricted stock as of July 31, 1999 the total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $249,524. Dividends will be paid on the restricted stock granted during the 1999 fiscal year.


                                       9

  (4) Mr. Stokes held 29,885 shares of restricted stock as of July 31,1999. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $277,972. Dividends will be paid on the restricted stock granted during the 1999 fiscal year.

  (5) Mr. Weller held 22,070 shares of restricted stock as of July 31, 1999. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $186,314. Dividends will be paid on the restricted stock granted during the 1999 fiscal year.

  (6) Mr. Ganier held 16,944 shares of restricted stock as of July 31,1999. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $165,146. Dividends will be paid on the restricted stock granted during the 1999 fiscal year.

  (7) Mr. Edwards held 15,409 shares of restricted stock as of July 31,1999. The total value of those shares, determined based on the closing market price of the Common Shares as of the date of each grant, is $145,208. Dividends will be paid on the restricted stock granted during the 1999 fiscal year.

  (8) The amounts listed in this column are the amounts of matching contributions made by the Company to the Revised Profit Sharing and Retirement Savings Plan on behalf of the Executive Officers.

  (9) Mr. Ganier is vice-chairman of Morgan Keegan & Company, Inc.

 (10) Mr. Edwards is president of Fixed Income Capital Markets, a division of Morgan Keegan & Company, Inc.



      The following tables contain information concerning options granted to, and exercised by, the executive officers included in the Summary Compensation Table during the fiscal year.

                       Option Grants in Last Fiscal Year
                -------------------------------------------------
                                                          Potential Realizable
                      % of Total                            Value at Assumed
                       Options                              Annual Rates of
             Options   Granted     Exercise                Stock Appreciation
             Granted   in Fiscal    Price     Expiration    for Option Term (2)
Name          (#) (1)   Year      ($/share)       Date         5%         10%
Doug Edwards   25,000    1999       23.9375      8/19/03     165,337    365,355
James Ganier   25,000    1999       23.9375      8/19/03     165,337    365,355

1) All of these options were granted on 8/19/98. The options vest 1/3 after 2 years, 1/3 after 3 years, and 1/3 after 4 years.
2) Potential realized values represent the future value, net of exercise price, of the options if the Company's stock price were to appreciate by 5% and 10% during each year of the awards.



                     Aggregated Option Exercises during
                     Last Fiscal Year and Year-end Value

                                                                  Value of
                                                Number of        Unexercised
                                               Unexercised       In-the-Money
                                                Options at       Options at
                 Shares                        July 31, 1999     Sept. 25, 1998
                Acquired       Value            (Exercisable/    (Exercisable/
Name           On Exercise   Realized           Unexercisable)   Unexercisable)

Doug Edwards       None          None                25,000             0/0
James Ganier       None          None                25,000             0/0


                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company has adopted a Supplemental Executive Retirement Plan ("SERP") for the benefit of executive officers and key employees of the Company and its subsidiaries. The SERP is an unfunded, non-qualified deferred compensation plan which provides for the payment of supplemental retirement benefits to participants upon normal retirement, disability retirement or death after reaching age 55 and completing at least 20 years of employment with the Company or its subsidiaries.

  Benefits under the SERP will not be paid to or will cease with respect to (if applicable) any participant whose employment terminates prior to the participant's attaining age 55 or 20 years of service, if such termination is for cause, for acts of willful malfeasance or gross negligence or for violation of the non-competition provisions of the SERP. Benefits are payable out of the general assets of the Company.

  Participation in the SERP is determined by the Board of Directors of the Company, and the SERP is administered by an ad hoc committee consisting exclusively of Independent Directors. Current participants are Messrs. Morgan, Stokes and Weller. The benefit payable from the SERP is a monthly benefit, payable for 120 months based on the participant's age at the date of termination of his employment, as follows:



               ATTAINED AGE
                   UPON                            MONTHLY
               TERMINATION                         BENEFITS
               62 or older                          $8,333
                  61                                $7,917
                  60                                $7,500
                  59                                $7,083
                  58                                $6,667
                  57                                $6,250
                  56                                $5,833
               55 or younger                        $5,417


The estimated annual benefit to any participant who retires at the normal retirement age of 65 is $100,000.

                  REPORT OF THE COMPENSATION COMMITTEE

Compensation of Officers and Employees, Generally

  The Compensation Committee determines the compensation for Messrs. Morgan, Stokes and Weller and reviews and advises senior management with respect to the incentive compensation of all other Executive
Officers.

  The Company strives to offer to officers and key employees compensation packages that are not only competitive with packages offered by other regional brokerage firms but that also encourage a high level of individual productivity, with a view toward retaining the highest quality personnel available. The Compensation Committee's policy is to base a substantial portion of each Executive Officer's annual compensation upon his individual productivity, the performance of the Company and its subsidiaries and such officer's contribution to the overall success of the Company during the fiscal year. Compensation of Executive Officers consists of the following elements:

  Base Salary. The base salaries of the Company's Executive Officers have remained the same for more than five fiscal years. The Compensation Committee has researched the base salaries of executive officers in other firms in the securities brokerage industry and believes the Company's salary levels to be very comparable to other regional brokerage firms.

  Incentive Compensation. Incentive bonuses are routinely paid to those persons making significant contributions to the profitability of the Company and its subsidiaries. The Brokerage Company maintains several bonus pools which are distributed among officers and employees based upon such factors as gross commission production, contribution to the net income of the Company, new client development, contribution to Company management and long-range planning, management of individual profit centers and demonstrated firm leadership. Bonuses are distributed to a broad cross-section of employees of the Company and its subsidiaries, with 738 employees having received bonuses totaling approximately
$43.9 million for the 1999 fiscal year. Of such bonuses for the 1999 fiscal year, approximately $4.9 million was paid to the Executive Officers. Messrs. Morgan, Edwards and Stokes, in addition to performing responsibilities as Executive Officers and senior management of the Company, maintain day-to-day client relationships and, consequently, conduct significant levels of brokerage business on behalf of clients of the Brokerage Company. An element of their compensation is brokerage commissions from their selling efforts, which for the fiscal year ended July 31, 1999 amounted to approximately 17% of the approximately $4,986,000 total incentive compensation paid to those five Executive Officers.

  Stock Awards. Pursuant to the Company's 1994 Restricted Stock and Incentive Stock Option Plan, the Company periodically awards shares of restricted stock to officers and key employees of the Company and its subsidiaries. Restricted stock must be returned to the Company if the recipient forfeits such shares by reason of termination of employment within a fixed period set by senior management. After the expiration of any restriction period, the recipient owns such shares free of restrictions. The number of shares awarded to a particular recipient is subjectively determined by the executive committee of the Brokerage Company, which considers gross revenue production, contribution to the net income of the Company, new client development, management contribution and demonstrated leadership, among other things, in determining the number of shares to be granted to a particular person.

  The Company believes that restricted stock awards are a key element in the overall compensation packages of officers and key employees because such awards recognize productivity and profitability while at the same time giving recipients a vested long-term interest in the success of the Company through stock ownership. Consequently, the Company routinely grants restricted stock to a broad cross-section of employees of the Company's subsidiaries, with approximately 23% of such employees having received awards during the 1999 fiscal year. Each Executive Officer received an award of restricted stock in 1999, in the aggregate amount of 13,149 shares, which constituted approximately 4% of all shares of restricted stock granted.

Compensation of Chief Executive Officer

  Mr. Morgan's base salary has remained at $130,000 per year for the last seven years, consistent with the Compensation Committee's and Board of Directors' view that the Company should continue to place greater emphasis on incentive and production-based compensation for Executive Officers tied to the financial and strategic performance of the Company.

  Other cash compensation paid to Mr. Morgan in 1999 consisted of $1,223,401 of incentive compensation based on the overall performance of the Company and his role in achieving such performance, of which approximately 30% was attributable to Mr. Morgan's share of commissions on brokerage business conducted by him. In addition to the foregoing, Mr. Morgan was granted 2,974 shares of the Company's restricted stock during 1999, which shares had a value at the time of grant of approximately $55,763.

  Mr. Morgan presided over a third consecutive record year in terms of revenue for the Company. Morgan Keegan has consistently ranked as one of the top 10 securities firms in pre-tax operating margin, return on average equity and pre-tax return on average assets. From August, 1994 until July 1999, shares of Morgan Keegan common stock have appreciated in value 206%, which was substantially more than the S&P index. The Compensation Committee determined Mr. Morgan's incentive bonus based primarily upon the foregoing factors and his continued high level of personal productivity and commitment to the success of the Company. The Compensation Committee believes Mr. Morgan's compensation to be commensurate with the compensation paid to the chief executive officers of corporations within the Company's peer group.

  The Compensation Committee believes that the compensation levels of the Company's executive officers are competitive and reasonably comparable with the compensation and benefits paid to executive officers of companies that generate similar financial results.

Kenneth F. Clark, Jr.
Harry J. Phillips, Sr.
Spence L. Wilson

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There were no compensation committee interlocks in 1999, and no insider participated in decisions related to his compensation in 1999.

                              PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total shareholder return on its Common Shares for a five year period (August 1, 1994 to July 31, 1999) with the cumulative total return of the Standard &
Poor's 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Stock Price Index ("FSA Regional") over the same period (assuming the investment of $100 in each on August 1, 1994, and the reinvestment of all dividends). The FSA Regional is comprised of 15 publicly held regional securities firms.



                 1994    1995    1996    1997    1998    1999

Morgan Keegan    $100    $152    $151    $274    $449    $335

S&P 500 Stock
 Index           $100    $126    $147    $223    $267    $512

FSA Regional     $100    $152    $160    $335    $480    $456


                                      16



                     SHAREHOLDER PROPOSALS FOR 2000

  Pursuant to the Securities Exchange Act of 1934, shareholder
Proposals intended to be presented at the 2000 annual meeting of shareholders of the Company must be received by the Company at its executive offices on or before June 16, 2000.

         RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young, LLP has served as auditors for the Company and its Subsidiaries for many years and will continue to so serve until and unless changed by action of the Board of Directors. It has not been the practice of the Company, and it is not required by its Charter or By-Laws, to submit the Company's selection of auditors to the shareholders for ratification.

  A partner of Ernst & Young, LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


             BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The federal securities laws require the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended July 31, 1999, all of the Company's officers and directors made all required filings.

                          OTHER MATTERS

  The Board of Directors knows of no other business to be brought before the meeting. If any other matters properly come before the meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

                   INCORPORATION BY REFERENCE

  The consolidated financial statements of the Company, included in the Company's 1999 Annual Report which accompanies this Proxy Statement, are hereby incorporated by reference into this Proxy Statement as if stated verbatim herein.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                                  /s/ Joesph C. Weller
                                                  ----------------------------
                                                  JOSEPH C. WELLER
                                                  Secretary

October 15, 1999


                                        17


